Haskell County, Texas Nolan County, Texas Runnels County, Texas	Jones County, Texas Reagan County, Texas Taylor County, Texas

DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF PRODUCTION
AND
FINANCING STATEMENT

Dated as of May 15, 2008

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES, AND COVERS PROCEEDS OF COLLATERAL.

THIS INSTRUMENT COVERS AS-EXTRACTED COLLATERAL RELATED TO THE PROPERTIES DESCRIBED HEREIN (INCLUDING, WITHOUT LIMITATION, OIL, GAS, OTHER MINERALS AND OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH, AND THE ACCOUNTS RELATING THERETO, WHICH WILL BE FINANCED AT THE WELLHEADS OF THE WELLS LOCATED ON THE PROPERTIES DESCRIBED HEREIN AND ACCOUNTS ARISING OUT OF THE SALE THEREOF).

THIS INSTRUMENT COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES RELATED TO THE REAL PROPERTY DESCRIBED HEREIN.

THIS INSTRUMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE OR COMPARABLE RECORDS OF THE COUNTIES REFERENCED IN EXHIBIT “A” HERETO, AND SUCH FILING SHALL SERVE, AMONG OTHER PURPOSES, AS A FIXTURE FILING AND AS A FINANCING STATEMENT FOR AS-EXTRACTED COLLATERAL.

THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE AND IMMOVABLE PROPERTY CONCERNED, WHICH INTEREST IS DESCRIBED HEREIN.

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

Please return documents with filing information
to

Jeffrey D. Hewett
Lynch, Chappell & Alsup
300 North Marienfeld, Suite 700
Midland, Texas 79701

DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF PRODUCTION AND FINANCING STATEMENT

KNOW ALL MEN BY THESE PRESENTS:

That as of May 15, 2008, PERMIAN LEGEND PETROLEUM LP, a Texas limited partnership, whose address is 3327 West Wadley Avenue, Suite 3, #267, Midland, Texas 79707 (herein called “Grantor”), to secure payment and performance of the Obligation (hereinafter defined), and for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) cash and other valuable consideration in hand paid to Grantor, the receipt and sufficiency of which are hereby acknowledged, and for and in consideration of the debt and trusts hereinafter mentioned, has GRANTED, BARGAINED, SOLD, ASSIGNED, TRANSFERRED, and CONVEYED, and by these presents does GRANT, BARGAIN, SELL, ASSIGN, TRANSFER, and CONVEY, unto MIKE MARSHALL, TRUSTEE, whose address is 620 North Grant Avenue, Odessa, Texas 79761(hereinafter called the “Trustee”), for the benefit of AMERICAN STATE BANK, a state banking association (hereinafter called “Beneficiary”), and to the Trustee’s successor or successors or substitutes in this trust, with power of sale, the real and personal properties, rights, titles, interests, and estates described or to which reference is made in Paragraphs I through VI, inclusive, below, whether now owned by Grantor or hereafter acquired by Grantor (herein collectively called the “Mortgaged Property”), to-wit:

Paragraph I. Oil and Gas Leases and Other Properties. All of those certain oil and gas and/or oil, gas and mineral leases, lands, interests, and other properties (all such leases being herein called the “Subject Leases” and all such leases, lands, minerals, and royalty interests and other properties being herein called the “Subject Interests”), which are described and/or to which reference may be made on Exhibit “A” attached to and made a part of this Deed of Trust for all purposes and incorporated herein by reference as fully as if copied verbatim in the body of this Deed of Trust at this point;

Paragraph II. Pooled Interests. All rights, titles, interests, and estates now owned or hereafter acquired by Grantor in and to (i) any and all properties now or hereafter pooled or unitized with any of the Subject Interests, and (ii) all presently existing or future unitization, communitization, and pooling agreements, and the units created thereby, which include all or any part of the Subject Interests, including, without limitation, all units formed under or pursuant to any laws. The rights, titles, interest, and estates described in this Paragraph II shall also be included within the term “Subject Interests” as used herein;

Paragraph III. Hydrocarbons. All oil, gas, casinghead gas, drip gasoline, natural gasoline and condensate, all other liquid and gaseous hydrocarbons, and all other minerals, whether similar to the foregoing or not (herein collectively called “Hydrocarbons”), now or hereafter accruing to or produced from the Subject Interests and/or to which Grantor now or hereafter may be entitled as a result of or by virtue of its record and/or beneficial ownership of any one or more of the Subject Interests;

Paragraph IV. Contracts. All present and future rights of Grantor (including, without limitation, all rights to receive payments, including, but not limited to, lease bonuses, rents, tolls, incomes, and royalties) under or by virtue of all present and future operating agreements, contracts for the purchase, exchange, processing, transportation or sale of hydrocarbons, and other contracts and agreements relating in any way to all or any part of the Mortgaged Property, as the same may be amended or supplemented from time to time (herein collectively called the “Subject Contracts”);

Paragraph V. Other Property. All tenements, hereditaments, appurtenances, and properties in anywise appertaining, belonging, affixed, or incidental to the Subject Interests, in which Grantor now owns or hereafter acquires an interest, including, without limitation, any and all property, real or personal, in which Grantor now owns or hereafter acquires an interest which is situated upon and/or used or useful in connection with all or any part of the Subject Interests and including all pipelines, gathering lines, trunk lines, lateral lines, pipeline easements and rights-of-way, compressor, dehydration units, separators, heater treaters, valves, flow lines, gauge meters, alarms, supplies, machinery, derricks, buildings, tanks, casings, christmas trees, tubing, rods, liquid extractors, engines, boilers, tools, appliances, cables, wires, surface leases, rights-of-way, easements, servitudes, and franchises, and all accessions, additions, substitutes and replacements to or for, and all accessories and attachments to any of the foregoing (all such surface leases, easements, licenses, rights-of-way, and franchises being herein called the “Subject Easements,” and all such tangible property described in this Paragraph V being herein called the “Personal Property”); and

Paragraph VI. Other Rights to Hydrocarbons. Any and all other rights, titles, estates, royalties, and interests (whether or not presently included in the Subject Interests) now owned or hereafter acquired by Grantor (a) in and to all Hydrocarbons in and under and that may be produced and saved from the lands described or to which reference is made in Exhibit “A” (herein called the “Land”), and (b) in and to all reversions, remainder, tolls, rents, revenues, issues, proceeds, earnings, income, and profits from the Land.

IN ADDITION TO THE REAL AND PERSONAL PROPERTIES, RIGHTS, TITLES, INTERESTS, AND ESTATES DESCRIBED OR TO WHICH REFERENCE IS MADE IN PARAGRAPHS I THROUGH VI, INCLUSIVE, ABOVE, IF GRANTOR CURRENTLY OWNS OR HEREAFTER ACQUIRES AN INTEREST IN ANY OTHER OIL, GAS, OR OTHER MINERAL INTEREST (INCLUDING, BUT NOT LIMITED TO, ANY AND ALL LEASEHOLD INTERESTS, WORKING, INTERESTS, OVERRIDING ROYALTY INTERESTS, PARTICIPATING AND NON-PARTICIPATING ROYALTY INTERESTS, NET PROFITS INTERESTS, PRODUCTION PAYMENT INTERESTS, UNLEASED MINERAL INTERESTS, AND ANY OTHER INTEREST IN MINERALS) IN ANY OF THE COUNTIES SET FORTH ON THE COVER PAGE OF THIS INSTRUMENT OR IN THE PREFACE TO THE EXHIBIT “A” THAT IS ATTACHED HERETO (COLLECTIVELY, THE “SUBJECT COUNTIES”), THE TITLE TO WHICH EITHER CURRENTLY OR HEREAFTER STANDS IN GRANTOR’S NAME, GRANTOR DOES GRANT, BARGAIN, SELL, ASSIGN, TRANSFER, AND CONVEY THAT INTEREST TO THE TRUSTEE, FOR THE BENEFIT OF THE BENEFICIARY. GRANTOR SPECIFICALLY AFFIRMS THAT IT INTENDS THAT ANY SUCH INTEREST IS TO BE INCLUDED WITHIN THE DEFINITION OF THE MORTGAGED PROPERTY, AND FURTHER INTENDS TO CONVEY TO THE TRUSTEE, FOR THE BENEFIT OF THE BENEFICIARY, AS A PART OF THE MORTGAGED PROPERTY, EVERY POSSIBLE PRESENT INTEREST THAT GRANTOR HAS TO ANY OIL, GAS, OR MINERAL PROPERTY LOCATED IN ANY OF THE SUBJECT COUNTIES, WHETHER ACTUALLY OR PROPERLY DESCRIBED HEREIN OR NOT, AND ALL OF SAID OIL, GAS, AND MINERAL INTERESTS ARE COVERED AND INCLUDED HEREIN AS FULLY IN ALL RESPECTS AS IF THEY HAD BEEN ACTUALLY AND PROPERLY DESCRIBED HEREIN. IN LIGHT OF THE DECISION IN J. HIRAM MOORE, LTD. V. GREER, 172 S.W.3d 609 (TEX. 2005), DENIED, GRANTED ON REHEARING), GRANTOR INTENDS FOR THIS PARAGRAPH, WHEN READ IN CONJUNCTION WITH THE ENTIRETY OF THIS INSTRUMENT, TO CLEARLY EXPRESS GRANTOR’S INTENTIONS BEYOND A REASONABLE LEVEL OF CERTAINTY. GRANTOR DOES NOT INTEND TO LIMIT THE OIL, GAS, AND MINERAL INTERESTS IN LANDS IDENTIFIED BY THIS PROVISION TO SMALL PIECES OR STRIPS OF LAND THAT MAY EXIST WITHOUT THE KNOWLEDGE OF ANY ONE OF THE PARTIES TO THIS INSTRUMENT BY REASON OF INCORRECT SURVEYING, CARELESS LOCATION OF FENCES, OR OTHER MISTAKES. RATHER, GRANTOR SPECIFICALLY INTENDS FOR THIS DEED OF TRUST TO INCLUDE ALL OIL, GAS, AND MINERAL INTERESTS IN THOSE LANDS OWNED BY GRANTOR IN THE SUBJECT COUNTIES, INCLUDING SPECIFICALLY ANY OIL, GAS, OR MINERAL INTEREST THAT GRANTOR MAY OWN IN SAID COUNTY, WHETHER ACTUALLY AND PROPERLY DESCRIBED HEREIN OR NOT.

TO HAVE AND TO HOLD the Mortgaged Property, together with all and singular the rights, privileges, contracts, and appurtenances now or hereafter at any time before the foreclosure or release hereof in anywise appertaining or belonging thereto, unto the Trustee and to his successors or substitutes hereunder and to their successors and assigns, forever, and Grantor hereby binds and obligates Grantor and Grantor’s successors to warrant and forever defend, all and singular, the Mortgaged Property unto the Trustee and to his successors or substitutes hereunder and to their successors and assigns, against the lawful claims of any and all persons whomsoever claiming or to claim the same, or any part thereof.

This conveyance is made in trust, however, upon the terms and provisions hereinafter set out to secure the full and final payment and performance of the Obligation.

To further secure the Obligation, Grantor hereby grants to Beneficiary a security interest in the entire interest of Grantor (whether now owned or hereafter acquired) in and to:

(a)	the Mortgaged Property;

(b) all as-extracted collateral and all oil, gas and other hydrocarbons and minerals produced from or allocated to the Mortgaged Property, and any products processed or obtained therefrom (herein collectively called the “Production”), and all liens and security interests in the Production securing payment of the proceeds of the Production, including, but not limited to, those liens and security interests provided under statutes enacted in the jurisdictions in which the Mortgaged Properties are located;

(c) all equipment, inventory, improvements, fixtures, accessions, goods and other personal property of whatever nature now or hereafter located on or used or held for use in connection with the Mortgaged Property (or in connection with the operation thereof or the treating, handling, storing, transporting, processing or marketing of Production) and all renewals or replacements thereof or substitutions therefor;

(d) all contract rights, contractual rights and other general intangibles related to the Mortgaged Property, the operation thereof (whether Grantor is operator or non-operator), or the treating, handling, storing, transporting, processing or marketing of Production, or under which the proceeds of Production arise or are evidenced or governed;

(e) all geological, geophysical, engineering, accounting, title, legal and other technical or business data concerning the Mortgaged Property or the Production that are in the possession of Grantor or in which Grantor can otherwise grant a security interest, and all books, files, records, magnetic media, computer records and other forms of recording or obtaining access to such data;

(f) all money, documents, instruments, chattel paper, securities, accounts or general intangibles arising from or by virtue of any transaction related to the Mortgaged Properties or the Production (all of the properties, rights and interests described in subsections (a), (b), (c), (d) and (e) above and this subsection (f) being herein sometimes collectively called the “Collateral”); and

(g) all proceeds of the Collateral or payments in lieu of Production (such as “take or pay” payments), whether such proceeds or payments are goods, money, documents, instruments, chattel paper, securities, accounts, general intangibles, fixtures, real property or other assets (the Mortgaged Property, Collateral and the proceeds of the Collateral and payments in lieu of Production, collectively, the “Property”).

Upon the occurrence of any default, Beneficiary is and shall be entitled to all of the rights afforded a secured party by the applicable Uniform Commercial Code with reference to the Collateral, or Trustee or Beneficiary may proceed as to both the real and personal property covered hereby in accordance with the rights granted under this Deed of Trust with respect to the real property covered hereby. Such rights shall be cumulative and in addition to those granted to Trustee or Beneficiary under any other provision of this Deed of Trust or under any other instrument executed in connection with or as security for all or any part of the Obligation.

REFERENCE IS MADE TO SECTION 6.13 FOR THE DEFINITIONS OF SEVERAL OF THE TERMS USED HEREIN.

ARTICLE 1
SECURED OBLIGATION

This Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Financing Statement (herein called the “Deed of Trust”) is made to secure and enforce the following note or notes, guaranty, obligations, indebtedness, covenants, conditions, agreements, loans, advances, debts, and liabilities (herein collectively called the “Obligation”):

Section 1.1 Loan Agreement. All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Loan Agreement, of even date herewith, by and among Grantor, as Borrower; Permian Legend LLC, Ronnie L. Steinocher, and Lisa P. Hamilton, as Guarantors; and Beneficiary, as Lender, and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (such Loan Agreement, as the same may from time to time be supplemented, amended or modified, and all other agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part, being herein called the “Agreement”). In addition to the terms of the Agreement, the Notes, and the other documentation executed by the Grantor and the Beneficiary, Grantor has also entered into, and delivered to the Beneficiary, at closing, a duly executed Subordination Agreement (the “Subordination Agreement”), under which Baseline Capital, Inc. (“Baseline”) agrees to subordinate any and all indebtedness owed by Grantor to Baseline to any and all indebtedness, including future advances, owed by the Grantor to the Beneficiary. The Subordination Agreement provides that as long as no Event of Default has occurred under the Agreement, Grantor may continue to make payments to Baseline pursuant to the documents and agreements between Baseline and Grantor. Upon the occurrence of an Event of Default under the Agreement, Grantor shall cease to make any payments of principal or interest to Baseline. The Agreement, the Notes, this Deed of Trust, and all other loan documents are subject to the terms of the Subordination Agreement in all respects.

Section 1.2 Notes. That certain Term Note, dated as of August 1, 2007, executed by Grantor, and payable to the order of Beneficiary, in the original principal amount of One Million Six Hundred Thousand and No/100 Dollars ($1,600,000.00), and that certain Term Note, of even date herewith, executed by Grantor, and payable to the order of Beneficiary, in the original principal amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), both finally maturing on August 1, 2008, bearing interest as specified therein, being payable as provided therein at Beneficiary’s office in Odessa, Texas, or at such other office as Beneficiary shall direct in writing and, if not sooner matured (by acceleration or otherwise), (as the same may be supplemented, amended, modified, extended, and renewed, being collectively referred to herein as the “Notes”).

Section 1.3 Guaranty Agreements. Those certain Guaranty Agreements, of even date herewith, executed by Permian Legend LLC, Ronnie L. Steinocher, and Lisa P. Hamilton, in favor of the Beneficiary, guaranteeing the performance of the Borrower under the Loan Agreement and the Notes (as the same may be supplemented, amended, modified, extended, and renewed, being referred to herein as the “Guaranty Agreements”).

Section 1.4 Other Obligations of Grantor. Any and all other or additional indebtedness or liabilities for which Grantor is now or may hereafter become liable to Beneficiary at any time and from time to time, in any manner, either primarily or secondarily, absolutely or contingently, directly or indirectly, jointly, severally, or jointly and severally, and whether matured or unmatured, including all indebtedness and liabilities now or hereafter arising directly out of transactions between Grantor and Beneficiary or acquired by Beneficiary outright, conditionally or as collateral security from another Person and whether or not created after payment in full of the Notes if this Deed of Trust shall not have been released of record by Beneficiary.

Section 1.5 Indebtedness Obligation Arising Under Security Instruments. All indebtedness, obligations, covenants, conditions, agreements, and liabilities arising pursuant to the provisions of this Deed of Trust and/or any other security agreement, mortgage, deed of trust, collateral pledge agreement, contract, assignment, or loan agreement of any kind now or hereafter existing as security for, executed in connection with, or related to the Obligation and/or any part thereof (each such agreement being herein called “other security instruments”).

Section 1.6 Future Advances to Grantor. All other loans and future advances that Beneficiary may now or hereafter make to Grantor, that the Grantor and Beneficiary contemplate may be necessary from time to time. Such future advances, if any, shall be made on such conditions as Grantor and Beneficiary may negotiate, but it is specifically agreed that Beneficiary has not hereby agreed to advance any such additional sums.

Section 1.7 Costs and Expenses. All sums advanced and costs and expenses incurred by Beneficiary, including without limitation, all reasonable legal, accounting, engineering, management, consulting or like fees, made and incurred in connection with the foregoing Sections 1.1, 1.2, 1.3, 1.4, 1.5, and 1.6, or any part thereof, or in connection with the acquisition, perfection, realization, maintenance, or preservation of the security therefor, or in connection with the following Section 1.7, or any part thereof, whether such advances, costs, or expenses shall have been made and incurred at the request of Grantor or Beneficiary.

Section 1.8 Renewals, Extensions, and Rearrangements. Any and all renewals, extensions, increases, and/or rearrangements of all or any part of the Notes, indebtedness, obligations, debts, loans, advances, covenants, agreements, and liabilities described or to which reference is made in the foregoing Sections 1.1, 1.2, 1.3, 1.4, 1.5, 1.6, and 1.7.

ARTICLE 2
CERTAIN REPRESENTATIONS, WARRANTIES,
AND COVENANTS OF GRANTOR

Section 2.1 Representations and Warranties. With knowledge that Beneficiary is relying on the representations and warranties made herein without independent investigation, Grantor hereby covenants, agrees, represents, and warrants to Beneficiary that:

(a) Authority. The Subject Leases are valid and subsisting and are in full force and effect, and Grantor has authority to execute this Deed of Trust, to grant, bargain, sell, mortgage, assign, transfer, and convey the Mortgaged Property to the Trustee pursuant to this Deed of Trust, and to make the covenants, representations, warranties, and assignments contained in this Deed of Trust.

(b) Title. Grantor (i) has good and indefeasible title to, (ii) is lawful owner and holder of, and (iii) is possessed of the Mortgaged Property free and clear of any and all liens except Permitted Liens.

(c) Interests. With respect to each Mortgaged Property, the ownership of Grantor in such Mortgaged Property does and will, (i) with respect to each well described in Exhibit “A” hereto in connection with such Mortgaged Property, (A) entitle Grantor to receive (subject to the terms and provisions of this Mortgage) a decimal share of the Production produced from, or allocated to, such well equal to not less than the decimal share set forth in Exhibit “A” in connection with such well opposite the words “Net Revenue Interest” (or words of similar import), (B) cause Grantor to be obligated to bear a decimal share of the cost of exploration, development and operation of such well not greater than the decimal share set forth in Exhibit “A” in connection with such well opposite the words “Working Interest” (or words of similar import) and (ii) if such Mortgage Property is shown in Exhibit “A” to be subject to a unit or units, with respect to each such unit, (A) entitle Grantor to receive (subject to the terms and provisions of this Mortgage) a decimal share of Production produced from, or allocated to, such unit equal to not less than the decimal share set forth in Exhibit “A” in connection with such Mortgaged Property opposite the words “Unit Net Revenue Interest” or words of similar import (and if such Mortgaged Property is subject to more than one unit, words identifying such interest with such unit), and (B) obligate Grantor to bear a decimal share of the cost of exploration, development and operation of such unit not greater than the decimal share set forth in Exhibit “A” in connection with such Mortgaged Property opposite the words “Unit Working Interest” or words of similar import (and if such Mortgaged Property is subject to more than one unit, words identifying such interest with such unit); such shares of Production which Grantor is entitled to receive, and shares of expenses which Grantor is obligated to bear, are not and will not be subject to change (other than changes which arise pursuant to non-consent provisions of operating agreements described in Exhibit “A” in connection with such Mortgaged Properties, respectively, in connection with operations hereafter proposed) except, and only to the extent that, such changes are reflected in Exhibit “A”. There is not and will not be any unexpired financing statement covering any part of the Property on file in any public office naming any party other than Lender as secured party. The execution, delivery and performance of this Mortgage and the creation of the liens hereunder do not violate any provision or constitute a default under any operating agreement or other instrument which affects any Mortgaged Property or to which Grantor is a party.

(d) Advance Payment Contract. Grantor is not a party to any Advance Payment Contract affecting or relating to any of the Subject Interests not heretofore disclosed to Beneficiary in writing.

(e) Environmental.

(i) Current Status. The Property and Grantor and, to the best knowledge of Grantor, any property adjoining the Property are not in violation of or subject to any existing, pending or, to the best knowledge of Grantor, threatened investigation or inquiry by any governmental authority or to any remedial obligations under any “Environmental Laws” (as hereinafter defined), and this representation will continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions, and circumstances, if any, pertaining to the Property and Grantor. Grantor undertook, at the time of acquisition of the Property, all appropriate inquiry into the previous ownership and uses of the Property consistent with good commercial or customary practice to determine if the Property is in violation of any Environmental Laws. Grantor has taken all steps necessary to determine and has determined that no Hazardous Materials have been disposed of or otherwise released on or to the Property except in accordance with Environmental Laws. The use which Grantor makes and intends to make of the Property will not result in the disposal or other release of any Hazardous Material on or to the Property except in accordance with Environmental Laws. In the event any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and provided further, to the extent that the applicable laws and regulations promulgated by the United States of America, the State of Texas, or other applicable jurisdiction establish a meaning for any term defined thereby which is broader than that specified in any Environmental Law, such broader meaning shall apply. The “Associated Property” (as hereinafter defined) is not in violation of any Environmental Law for which Grantor or its predecessors in interest in the Property would be responsible. As used in this Mortgage, the term “Associated Property” means any and all real and/or personal property interests in and to (and/or carved out of) the Lands which are described or referred to as Exhibit “A” hereto, or which are otherwise described in any of the oil, gas and/or mineral leases or other instruments described or referred to in such Exhibit “A”.

(ii) Future Performance. Grantor will not cause or permit the Property, the Associated Property or Grantor to be in violation of, or do anything or permit anything to be done which will subject the Property or the Associated Property to any remedial obligations under any Environmental Laws, including without limitation CERCLA, RCRA, the Toxic Substance Control Act, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Property or Associated Property and Grantor will promptly notify Beneficiary in writing of the presence of any Hazardous Material on the Property or Associated Property and of any existing, pending or, to the best knowledge of Grantor, threatened investigation or inquiry by any governmental authority in connection with any Environmental Laws. Grantor will take all steps necessary to determine that no Hazardous Materials have been disposed of or otherwise released on or to the Property or Associated Property except in accordance with Environmental Laws. Grantor will not cause or permit the disposal or other release of any Hazardous Materials on or to the Property, or the Associated Property or any property adjoining the Property except in accordance with Environmental Laws and covenants and agrees to keep or cause the Property and the Associated Property to be kept free of any Hazardous Materials and to remove the same (or if removal is prohibited by law, to take whatever action is required by law) promptly upon discovery at its sole expense. Without limitation of the Beneficiary’s rights to declare an event of default hereunder and to exercise all remedies available by reason thereof, in the event Grantor fails to comply with or perform any of the foregoing covenants and obligations, the Beneficiary may (without any obligation, express or implied) remove any Hazardous Materials from the Property or the Associated Property (or if removal is prohibited by law, take whatever action is required by law) and the cost of the removal or such other action shall be a demand obligation owing by Grantor to the Beneficiary pursuant to this Mortgage. Grantor grants to Beneficiary and its agents, employees, contractors and consultants access to the Property and the Associated Property and the license (which is coupled with an interest and irrevocable while this Mortgage is in effect) to remove the Hazardous Materials (or if removal is prohibited by law, to take whatever action is required by law) and agrees to indemnify and hold Beneficiary harmless from all costs and expenses involved therewith. Upon Beneficiary’s reasonable request, at any time and from time to time during the existence of this Mortgage, Grantor will provide at Grantor’s sole expense an inspection or audit of the Property and the Associated Property from an engineering or consulting firm approved by Beneficiary, indicating the presence or absence of Hazardous Materials on the Property. If Grantor fails to provide same after ten (10) days’ notice, Beneficiary may order same, and Grantor grants to Beneficiary and its employees, agents, contractors and consultants access to the Property and the Associated Property and a license (which is coupled with an interest and irrevocable while this Mortgage is in effect) to perform such inspections and tests. The cost of such inspections and tests shall be a demand obligation owing by Grantor to Beneficiary pursuant to this Mortgage. The Beneficiary’s rights under this paragraph are for the sole purpose of protecting the Beneficiary’s security for the repayment of the secured indebtedness and shall not under any circumstance be construed as granting the right to participate or constitute participation in the management of the Property or the business conducted thereon.

(f) Compliance with Applicable Laws. Grantor represents that, to the best of its knowledge, Grantor is currently in compliance with all applicable laws, ordinances, rules and regulations governing Grantor’s ownership, use and operation of the Mortgaged Property.

(g) Rents, Royalties and Taxes. All rents and royalties due and payable under the Subject Leases have been paid or otherwise accounted for and all Hydrocarbon severance and production Taxes, windfall profit Taxes, and all property Taxes payable by Grantor with respect to the Mortgaged Property have been paid.

(h) Condition of Personal or Movable Property. The equipment, inventory, improvements, fixtures, goods and other tangible personal/movable property forming a part of the Property are and will remain in good repair and condition and are and will be adequate for the normal operation of the Property in accordance with prudent industry standards; all of such Property is, and will remain, located on the Mortgaged Property, except for that portion thereof which is or shall be located elsewhere (including that usually located on the Mortgaged Properties but temporarily located elsewhere) in the course of the normal operation of the Property.

Section 2.2 Covenants of Grantor. Grantor, for Grantor and Grantor’s successors, covenants and agrees, unless otherwise specifically permitted or allowed in the Loan Agreement, to:

(a) Additional Documents. At any time, and from time to time, upon request by Beneficiary, forthwith execute and deliver to Beneficiary any and all additional instruments and further assurances, and do all other acts and things, as may be necessary or proper, in Beneficiary’s opinion, to effect the intent of these presents and to evidence and perfect more fully the rights and liens herein created and intended to be created and to protect the rights of Beneficiary hereunder.

(b) Existence. If applicable, continuously maintain Grantor’s existence in good standing as a limited partnership in the State of Texas or State in which incorporated and its due qualification as a foreign limited partnership under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification.

(c) Cure of Defects. If the validity or priority of this Deed of Trust or of any rights or liens created or evidenced hereby with respect to the Mortgaged Property or any material part thereof shall be endangered or questioned, or shall be attacked directly or indirectly, or if any legal proceedings are instituted against Grantor with respect thereto, give written notice thereof within three (3) business days of such event to the Beneficiary and, at Grantor’s own cost and expense, diligently endeavor to cure any defect that may be developed or claimed, and take all necessary and proper steps for the defense of such legal proceedings, including, but not limited to, the employment of counsel acceptable to Beneficiary, the prosecution or defense of litigation and the release or discharge of all adverse claims, and Trustee and Beneficiary, or either of them (whether or not named as parties to legal proceedings with respect thereto), are hereby authorized and empowered to take such additional steps as in their judgment and discretion may be necessary or proper for the defense of any such legal proceedings, including, but not limited to, the prosecution or defense of litigation, and the compromise or discharge of any adverse claims made with respect to the Mortgaged Property, and all expense so incurred of every kind and character shall be a demand obligation owing by Grantor to Beneficiary.

(d) Notice of Claims. Provide Beneficiary within three (3) business days of such event written notice of any (i) claim, action, notice, suspension, or proceeding which could, in the event of an unfavorable outcome, have a material adverse effect on the business and financial affairs of Grantor or on the ability to fully perform and abide by the terms, covenants, and conditions hereof, (ii) change in any material fact or circumstance stated, covenanted, represented, or warranted herein or in any of the documents contemplated hereby, or (iii) default in or acceleration of any of Grantor’s obligations of payment or performance of which would have a material adverse effect on Grantor’s business or financial affairs.

(e) Payment of Taxes. Pay, or cause to be paid, before delinquent, all lawful taxes in respect to the Mortgaged Property, or any part thereof, and from time to time, upon request of Beneficiary, to furnish to Beneficiary evidence satisfactory to Beneficiary of the timely payment of such taxes.

(f) Compliance with Subject Leases, Interests, Contracts, and Easements. Timely perform all obligations under, and not violate any of, the Subject Leases, Subject Interests, Subject Contracts, or Subject Easements.

(g) Maintenance of Mortgaged Property. At all times maintain, preserve, and keep the Mortgaged Property in good repair and condition, and from time to time, to make all necessary and proper repairs, replacements, and renewals, and not to commit or permit any waste on or of the Mortgaged Property, and to do anything to the Mortgaged Property that may impair its value.

(h) Payment for Labor and Materials. Promptly pay all bills for labor and materials incurred in connection with the Mortgaged Property and never permit to be fixed against the Mortgaged Property, or any part thereof, any lien, even though inferior to the lien hereof, for any such bill which may be legally due and payable, except a Permitted Lien.

(i) Performance of Obligation. Pay the Notes in accordance with the terms of the Loan Agreement.

(j) Mortgage Taxes. At any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any lien created hereby, immediately pay all such taxes; provided that, in the alternative, Grantor may, in the event of the enactment of such a law, and must, if it is unlawful for Grantor to pay such taxes, prepay that portion of the Obligation which Beneficiary in good faith determines is secured by property covered by such law within 60 days after demand therefor by Beneficiary.

(k) Performance of Covenants. Punctually and properly perform all of Grantor’s covenants, duties, and liabilities under the Loan Agreement, this Deed of Trust and any other security instrument.

(l) Inspection of Mortgaged Property. Allow Beneficiary to inspect the Mortgaged Property and all records relating thereto, and to make and take away copies of such records.

(m) Operation of Mortgaged Property. Operate the Mortgaged Property, or cause it to be operated, in a careful and efficient manner in accordance with the practices of the industry and in compliance with all Subject Leases, Subject Contracts, Subject Easements, and laws.

(n) Development Work. Do, or cause to be done, such development and other work as may be reasonably necessary to protect from diminution and production capacity of the Mortgaged Property and each producing well thereon.

(o) Maintenance of Subject Leases, Contracts, and Easements. Maintain all Subject Leases, Subject Contracts, and Subject Easements in full force and effect and not permit to occur the surrender, abandonment, release, or termination of any Subject Lease, Subject Contracts, or Subject Easements, so long as the Subject Interests covered thereby or relating thereto are capable of producing Hydrocarbons in paying quantities.

(p) Insurance. Carry insurance with respect to the Mortgaged Property with such insurers, in such amounts, and covering such risks as shall be customary in the industry, including, but not limited to, worker’s compensation insurance and insurance against loss or damage by fire, lightening, hail, windstorm, explosion, hazards, casualties and other contingencies; cause all insurance so carried to be payable to Beneficiary as its interest may appear; deliver the policies of insurance to Beneficiary and pay or cause to be paid all premiums for such insurance at least 15 days before such premiums become due, furnish to Beneficiary satisfactory proof of the timely making of such payments, and deliver all renewal policies to Beneficiary at least 15 days before the expiration date of each expiring policy.

(q) Compliance with Laws. Comply with all laws, ordinances, rules and regulations applicable to the Mortgaged Property and its ownership, use and operation, including, but not limited to the applicable rules of the Texas Railroad Commission.

(r) Compliance with Environmental Laws. Grantor will promptly notify Beneficiary in writing of any request from any Tribunal for information on releases of Hazardous Materials from, affecting or relating to the Mortgaged Property; notify Beneficiary of any actual, proposed or threatened testing or other investigation by any Tribunal concerning the environmental condition of the Mortgaged Property; and provide to Beneficiary such information as Beneficiary shall request concerning the generation, storage, disposal, transportation or other management, if any, of any Hazardous Materials. Grantor will at all times comply fully and in a timely manner with, and will cause all employees, agents, contractors, subcontractors and future lessees (pursuant to appropriate lease provisions) of Grantor, while such Persons are acting within the scope of their relationship with Grantor, to so comply with, all Laws applicable to the use, generation, handling, storage, treatment, transport and disposal of any Hazardous Materials now or hereafter located or present on or under the Mortgaged Property. In the event Grantor should discover any Hazardous Materials on any of its Mortgaged property which could result in a breach of the foregoing covenant, Grantor shall notify Beneficiary within three (3) days after such discovery. Grantor shall dispose of all material amounts of Hazardous Materials generated by the Grantor only at facilities and/or with carriers that maintain valid governmental permits under the RCRA, 42 U.S.C. § 6901. Grantor agrees to indemnify and hold Beneficiary harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial actions, requirements and enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, attorneys’ fees and expenses), arising directly or indirectly, in whole or in part, out of (i) the presence of any Hazardous Materials on, under or from the Mortgaged Property, whether prior to or during the term of this Deed of Trust, or (ii) any activity carried on or undertaken on or off the Mortgaged Property, whether prior to or during the term of this Deed of Trust, and whether by Grantor or any predecessor in title or any employees, agents, contractors or subcontractors of Grantor or any predecessor in title, or any third Persons at any time occupying or present on the Mortgaged Property, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transport or disposal of any Hazardous Materials at any time located or present on or under the Mortgaged Property. The indemnity provided in this Subsection 2.2(r) shall further apply to any residual contamination on or under the Mortgaged Property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any Hazardous Materials, irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws.

(s) Additional Reports. From time to time, upon request of Beneficiary, promptly furnish to Beneficiary such financial statements and reports relating to the Mortgaged Property as Beneficiary may request.

(t) Sales of Mortgaged Property. Not, without the prior written consent of Beneficiary, sell, trade, transfer, convey, assign, exchange, pledge, encumber, or create any lien (except a Permitted Lien) with respect to or otherwise dispose of the Mortgaged Property or any part thereof, or any interest therein, except items of Personal Property or any part thereof, which have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes having a value equal to or greater than the replaced items when new.

(u) Title Opinions. Furnish to Beneficiary copies of any title opinions and any abstracts of title requested by Beneficiary from time to time that Grantor has or may hereafter obtain affecting any part of the Mortgaged Property.

(v) Principal Office. Maintain the principal office and place of business of Grantor with all of Grantor’s records and files relating to the Mortgaged Property at 3327 West Wadley Avenue, Suite 3, #267, Midland, Texas 79707 in Midland County, Texas, except for those customarily maintained at the Mortgaged Property.

(w) Advance Payment Contract. Not enter into or agree to any Advance Payment Contract with any person affecting any of the Mortgaged Property. It is expressly stipulated that as a condition of granting approval of any Advance Payment Contract Beneficiary may, in its discretion, require that any Advance Payment be paid to Beneficiary in whole or in part for application toward payment of the Obligation or may require that any portion of any Advance Payment not thus applied on the Obligation be placed in escrow with Beneficiary to insure use thereof as Beneficiary may direct or determine, or Beneficiary, in its sole discretion, may impose other conditions upon such consent or may refuse to consent to the making of such Advance Payment Contract. Whether or not Beneficiary’s consent to an Advance Payment Contract heretofore and hereafter made by Grantor has been obtained, and regardless of whether the existence or making of such Advance Payment Contract constitutes a breach of Grantor’s representations or covenants herein contained, it is expressly stipulated that unless otherwise expressly agreed in writing by Beneficiary, all Advance Payments hereafter becoming due to Grantor under any Advance Payment Contract shall be deemed proceeds of sale of Hydrocarbons from the Mortgaged Property for purposes hereof, which are assigned to and are to be paid over to Beneficiary, and Beneficiary’s receipt or acceptance of any such Advance Payment or application thereof toward payment of the Obligation shall not constitute a waiver of any default resulting from the existence of making of the Advance Payment Contract pursuant to which such Advance Payment is made or a ratification or approval by Beneficiary of such Advance Payment Contract.

(x) Transactions with Affiliates. Not, directly or indirectly, enter into any sale, lease or exchange of any property or any contract for the rendering of goods or services with respect to any of the Mortgaged Property (including, without limitation, operating agreements under which Grantor or an affiliate of Grantor serves as operator) with any affiliate of Grantor other than upon fair and reasonable terms no less favorable than could be obtained in an arm’s length transaction with a Person not an affiliate of Grantor.

(y) Properties Not Operated by Grantor. Anything in this Section 2.2 to the contrary notwithstanding, Grantor, with respect to those Subject Interests which are operated by operators other than Grantor, shall not be obligated itself to perform undertakings performable only by such operators and which are beyond the control of Grantor. In each such case, however, Grantor will promptly take all actions available to it, under applicable operating arrangements or otherwise, to bring about the performance of any such undertakings required to be performed by such operators.

(z) Mortgage Registration Taxes and Recording Fees. Promptly pay any mortgage registration or similar Taxes, recording fees and filing fees which may be required to be paid with respect to or in connection with the filing and recordation of this Deed of Trust.

ARTICLE 3

DEFAULTS AND REMEDIES

Section 3.1 Defaults. The term “default,” as used herein shall mean: (a) an Event of Default under the Agreement or the Notes, (b) failure of Grantor to observe or perform any covenant or agreement contained in this Deed of Trust; (c) the failure of Grantor to pay when due any installment of principal or interest on the Obligation, or any part thereof, as and when the same shall be due and payable (whether at stated maturity, by acceleration, or otherwise); (d) failure by Grantor to comply with any agreement with Beneficiary; (e) the occurrence of any event or condition which results in, or with lapse of time or service of notice or both could result in a default in the payment of any indebtedness or the performance of any obligation to Beneficiary made herein or otherwise; (f) the discovery by Beneficiary of the incorrectness of any material representation or warranty made to Beneficiary; (g) the liquidation, termination, death, or dissolution of Grantor; (h) the occurrence of an event causing material loss or depreciation in the Collateral’s value (whether by casualty, actions by governmental authorities, loss of permits, authorities, franchises, certificates or rights or otherwise) and Grantor’s failure to within ten (10) days of demand by Beneficiary, either provide enough additional Collateral or a reduction in the total indebtedness by an amount sufficient to satisfy Beneficiary; (i) the occurrence of any claim, action, notice, suspension, or proceeding which affects all or part of the Collateral or the security interest or liens granted to Beneficiary; (j) the occurrence of the default in or acceleration of any of Grantor’s obligations of payment or performance under any instrument or obligation, the default in or accelerated payment or performance of which would, in Beneficiary’s good faith option, have a material adverse effect on Grantor’s business or financial affairs or on the ability to fully perform and abide by the terms, covenants, and conditions hereof, or would be a default under any agreement between Grantor and Beneficiary; (k) the application for, or consent to the appointment of a receiver, trustee, custodian, or liquidator for Grantor or any of Grantor’s properties; (l) the seeking by Grantor or the protection of any bankruptcy, insolvency, reorganization, composition, moratorium, or similar proceeding; (m) the admission in writing of Grantor’s inability to pay its debts as they regularly mature; (n) the filing of an answer admitting the material allegations of a petition filed against Grantor in any bankruptcy, insolvency, reorganization, composition, moratorium, or similar proceeding; and to remain undismissed for more than thirty (30) days; (o) the permitting of any involuntary petition in bankruptcy to be filed against Grantor and to remain undismissed for more than thirty (30) days; (p) Grantor being made a party to an Environmental Proceeding, which Beneficiary, in good faith, believes that may result in an adverse ruling against Grantor, which will in turn affect Grantor’s ability to repay the Obligation or any Part thereof; (q) the permitting of any attachment, sequestration, garnishment, execution, or similar proceeding against Grantor or any of Grantor’s properties to remain undismissed for more than thirty (30) days; or (r) the making of any assignment for the benefit of creditors.

Section 3.2 Remedies. If a Default shall occur and be continuing, Beneficiary may, at its option, do any one or more of the following to the extent permitted by applicable law:

(a) Payment or Performance by Beneficiary. If Grantor has failed to keep or perform any covenant whatsoever contained in this Deed of Trust or any other security instrument, Beneficiary may, but shall not be obligated to any person to do so, perform or attempt to perform such covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be a part of the Obligation, and Grantor promises, upon demand, to pay to Beneficiary, at the place where the Notes are payable, or at such other place as Beneficiary may direct by written notice, all sums so advanced or paid by Beneficiary, with interest at the Highest Lawful Rate, from the date when paid or incurred by Beneficiary until paid by Grantor. No such payment by Beneficiary shall constitute a waiver of any default. In addition to the liens hereof, Beneficiary shall be subrogated to all rights and liens securing the payment of any debt, claim, tax, or assessment for the payment of which Beneficiary may make an advance, or which Beneficiary may pay.

(b) Acceleration. Beneficiary may, at its option, declare the aggregate unpaid principal amount of and interest on the Notes and all other parts of the Obligation to be, and the same shall thereupon become immediately due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, notice of protest or notice of dishonor, or any other notice of any kind, all of which are expressly waived by Grantor.

(c) Foreclosure. Beneficiary may request Trustee to proceed with foreclosure, and in such event Trustee is hereby authorized and empowered, and it shall be his duty, upon such request of Beneficiary, and to the extent permitted by applicable Law, to sell all or any part of the Mortgaged Property at one or more sales, as an entirety or in parcels, at such place or places and otherwise in such manner and upon such notice as may be required by applicable Law, or in the absence of any such requirement, as Trustee and/or Beneficiary may deem appropriate, and to make conveyance to the purchaser or purchasers thereof. Any sale of any part of the Mortgaged Property shall be made to the highest bidder or bidders for cash, at the courthouse door of, or at such other place as may be required or permitted by applicable Law in, the county (or judicial district) wherein the Land included within the Mortgaged Property to be sold is situated; provided that if the Land is situated in more than one county (or judicial district), such sale of the Mortgaged Property, or any part thereof, may be made in any county (or judicial district) wherein any part of the Land included within the Mortgaged Property to be sold is situated. Any such sale shall be made at public outcry, on the day of any month, during the hours of such day and after written notices thereof have been publicly posted in such places and for such time periods and after all Persons entitled to notice thereof have been sent such notice, all as required by applicable Law in effect at the time of such sale; and nothing herein shall be deemed to require Beneficiary or Trustee to do, and Beneficiary and Trustee shall not be required to do, any act other than as required by applicable Law in effect at the time of such sale. Any such sale may be as a whole or in such parcels as Trustee may select. After such sale, Trustee shall make to the purchaser or purchasers thereunder good and sufficient deeds and assignments, in the name of Grantor, conveying the Mortgaged Property, or part thereof, so sold to the purchaser or purchasers with general warranty of title (subject to Permitted Liens) by Grantor. Sale of a part of the Mortgaged Property shall not exhaust the power of sale, but sales may be made from time to time until the Obligation is paid and performed in full. It shall not be necessary to have present or to exhibit at any such sale any of the Collateral. In addition to the Rights and powers of sale granted under the preceding provisions of this Subsection 3.2(c), if default is made in the payment of any installment of the Obligation, Beneficiary, at its option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Obligation to be due and payable may orally or in writing direct Trustee to enforce this trust and to sell the Mortgaged Property subject to such unmatured Obligation and the Liens securing its payment, in the same manner, on the same terms, at the same place and time, and after having given notice in the same manner, all as provided in the preceding provisions of this Subsection 3.2(c). After such sale, Trustee shall make due conveyance to the purchaser or purchasers. Sales made without maturing the Obligation may be made hereunder whenever there is a default in the payment of any installment of the Obligation without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this Subsection 3.2(c) on the unmatured balance of the Obligation (except as to any proceeds of any sale which Beneficiary may apply as a prepayment on the Obligation) or the Liens securing payment of the Obligation. It is intended by each of the foregoing provisions of this Subsection 3.2(c) that Trustee may, after any request or direction by Beneficiary, sell, not only the Subject Interests included within, but also, all other items constituting a part of, the Mortgaged Property, or any part thereof, along with the Land, or any part thereof, included within the Mortgaged Property all as a unit and as a part of a single sale, or may sell any part of the Mortgaged Property separately from the remainder of the Mortgaged Property. It is agreed that, in any deed or assignment given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, or as to the occurrence or existence of any Default, or as to the acceleration of the maturity of the Obligation, or as to the request to sell, notice of sale, time, place, terms and manner of sale, and the receipt, distribution and application of the money realized therefrom, or as to the due and proper appointment of a substitute trustee, and, without being limited by the foregoing, as to any other act or thing having been duly done by Beneficiary or by Trustee, shall be taken by all courts of law and equity as prima facie evidence that the said statements or recitals state facts and are without further question to be so accepted, and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof. In the event of the resignation (such resignation being hereby authorized for any reason) or death of Trustee, or his removal from his county of residence stated on the first page hereof, or his failure, refusal or inability, for any reason, to make any such sale or to perform any of the trusts herein declared, or, at the option of Beneficiary, without cause, Beneficiary may appoint, in writing, a substitute trustee, who shall thereupon succeed to all the estates, titles, rights, powers and trusts herein granted to and vested in Trustee. Such appointment may be made on behalf of Beneficiary by any person who is then the president, or any vice president, or the cashier or secretary, or branch manager, or a senior representative, or any other authorized officer or agent of Beneficiary. In the event of the resignation (such resignation being hereby authorized for any reason) or death of any such substitute trustee, or his failure, refusal or inability to make such sale or perform such trusts, or, at the option of Beneficiary, without cause, successive substitute trustees may thereafter, from time to time, be appointed by Beneficiary in the same manner. Trustee may appoint, in writing, any one or more Persons as Trustee’s agent and attorney-in-fact to act as Trustee under him and in his name, place and stead, to perform any one or more acts necessary or incident to any sale under the power of sale granted under the preceding provisions of this Subsection 3.2(c), including, without limitation, the posting and filing of any notices, the conduct of such sale and the execution and delivery of any instruments conveying the Mortgaged Property so sold, but in the name and on behalf of Trustee. All acts done or performed by any such agent and attorney-in-fact shall be valid, lawful and binding as if done or performed by Trustee. Wherever herein the word “Trustee” is used, the same shall mean the person who is the duly appointed trustee or substitute trustee hereunder at the time in question.

(d) Suit. Beneficiary may, or Trustee may upon written request of Beneficiary, proceed by suit or suits, at law or in equity, to enforce the payment and performance of the Obligation in accordance with the terms hereof, of the Notes or the other security instruments, or other documents and/or writings securing and/or evidencing the Obligation, to foreclose the liens of this Deed of Trust as against all or any part of the Mortgaged Property and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction.

(e) Appointment of Receiver. Beneficiary, as a matter or right and without regard to the sufficiency of the security, and without any showing of insolvency, fraud or mismanagement on the part of Grantor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Mortgaged Property, or any part thereof, and of the income, rents, issues and profits thereof.

(f) Possession of Mortgaged Property. Beneficiary may enter upon the Land included within the Mortgaged Property, take possession of the Mortgaged Property, and remove the Personal Property included within the Mortgaged Property, or any part thereof, with or without any responsibility or liability on the part of Beneficiary, take possession of any property located on or in the Mortgaged Property which is not a part of the Mortgaged Property and hold or store such property at Grantor’s expense.

(g) Assemble Collateral. Beneficiary may require Grantor to assemble the Collateral included within the Mortgaged Property, or any part thereof, and make it available to Beneficiary at a place to be designated by Beneficiary which is reasonably convenient to Grantor and Beneficiary.

(h) Disposition of Collateral. After notification, if any, as hereafter provided in this Subsection 3.2(h), Beneficiary may sell, lease or otherwise dispose of, at the office of Beneficiary, or on the Land, or elsewhere, as chosen by Beneficiary, all or any part of the Collateral included within the Mortgaged Property, in its then condition, or following any commercially reasonable preparation or processing, and each sale [as used in this Subsection 3.2(h), the term “sale” means any such sale, lease, or other disposition made pursuant to this Subsection 3.2(h)] may be a unit or in parcels, by public or in private proceedings, and by way of one or more contracts, and, at any sale, it shall not be necessary to exhibit the Collateral, or part thereof, being sold, leased or otherwise disposed of. The sale of any part of the Collateral shall not exhaust Beneficiary’s power of sale, but sales may be made from time to time until the Obligation is paid and performed in full. Reasonable notification of the time and place of any public sale pursuant to this Subsection 3.2(h), or reasonable notification of the time after which any private sale is to be made pursuant to this Subsection 3.2(h), shall be sent to Grantor and to any other person entitled under the applicable Code to notice. It is agreed that notice sent or given not less than twenty-one (21) calendar days prior to the taking of the action to which the notice relates, is reasonable notification and notice for such purposes of this Subsection 3.2(h).

(i) Surrender of Insurance Policies. Beneficiary may surrender the insurance policies maintained pursuant to Subsection 2.2(p) hereof, or any part thereof, and receive and apply the unearned premiums as a credit on the Obligation, and, in connection therewith, Grantor hereby appoints Beneficiary as the agent and attorney-in-fact for Grantor to collect such premiums.

Section 3.3 Purchase of Mortgaged Property by Beneficiary. If Beneficiary is the purchaser of the Mortgaged Property, or any part thereof (and it is specifically agreed that Beneficiary may be the purchaser of the Mortgaged Property, or any part thereof, if permitted by applicable law), at any sale thereof, whether such sale be under the power of sale hereinabove vested in Trustee, or upon any other foreclosure of the liens hereof, or otherwise, Beneficiary shall, upon any such purchase, acquire good title to the Mortgaged Property so purchased, free of the liens of these presents.

Section 3.4 Operation of Properties by Beneficiary. Should any part of the Mortgaged Property come into the possession of Beneficiary, whether before or after default, Beneficiary may use or operate (to the extent allowed under applicable operating arrangements) the Mortgaged Property for the purpose of preserving it or its value, pursuant to the order of a court of appropriate jurisdiction, or in accordance with any other rights held by Beneficiary in respect to the Mortgaged Property. Grantor covenants promptly to reimburse and pay to Beneficiary, at the place where notes are payable, or at such other place as may be designated by Beneficiary in writing, the amount of all reasonable expenses (including the cost of any insurance, taxes, attorney’s fees and other charges) incurred by Beneficiary in connection with its custody, preservation, use or operation of the Mortgaged Property, together with interest thereon from the date incurred by Beneficiary at the Highest Lawful Rate, and all such expenses, cost, taxes, interest and other charges shall be a part of the Obligation. It is agreed, however, that the risk of loss or damage to the Mortgaged Property is on Grantor, and Beneficiary shall have no liability whatever for decline or diminution in value of the Mortgaged Property, nor for failure to obtain or maintain insurance, nor for failure to determine whether any insurance ever in force is adequate as to amount or as to the risks insured.

Section 3.5 Possession of Property After Foreclosure. In case the liens hereof shall be foreclosed by Trustee’s sale, or by other judicial or non-judicial action, the purchaser at any such sale shall receive, as an incident to his ownership, immediate possession of the Mortgaged Property, or any part thereof so conveyed, and, subsequent to foreclosure, Grantor and Grantor’s successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale, and anyone occupying the property after demand made for possession thereof shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible, or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

Section 3.6 Application of Proceeds. The proceeds from any sale, lease or other disposition made pursuant to this Article 3, any proceeds of Hydrocarbons collected by Beneficiary pursuant to Article 4, and sums received pursuant to Section 6.5 shall be applied by Trustee, or by Beneficiary, as the case may be, first to the payment of any and all expenses incurred by the Trustee or the Beneficiary in foreclosing upon the Property and carrying out such sale (including any attorneys’ fees); second to the payment of any fees assessed by the Trustee, and third to the payment or prepayment of the Obligation, whether or not matured, as may be determined by the Beneficiary in its sole discretion until the Obligation is paid in full.

Section 3.7 Abandonment of Sale. In the event a foreclosure hereunder should be commenced by Trustee in accordance with Subsection 3.2(c), Beneficiary may at any time before the sale direct Trustee to abandon the sale, and may then institute suit for collection of the Obligation, and/or for the foreclosure of the liens hereof. If Beneficiary should institute a suit for the collection of the Obligation, and/or for a foreclosure of the liens hereof, it may at any time before the entry of a final judgment in said suit dismiss the same, and sell and/or require Trustee to sell (and the Trustee is hereby expressly authorized to sell) the Mortgaged Property, or any part thereof, in accordance with the provisions of this Deed of Trust.

Section 3.8 Waiver of Appraisement and Redemption. To the full extent Grantor may lawfully do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any appraisement, valuation, stay, extension or redemption laws, now or hereafter in force, in order to prevent or hinder the enforcement of this Deed of Trust or the absolute sale of the Mortgaged Property or any part thereof, or the possession thereof by any purchaser at any such sale, but Grantor, insofar as Grantor now or hereafter may lawfully do so, hereby waives the benefit of all such laws; provided, however, that the appraisement of any of the Mortgaged Property is hereby expressly waived or not waived at the option of Trustee and/or Beneficiary, such option to be exercised prior to or at the time judgment is rendered in any foreclosure of this Deed of Trust. Grantor also expressly waives, to the extent Grantor may lawfully do so, all rights to have the Mortgaged Property marshaled upon any foreclosure of this Deed of Trust.

ARTICLE 4
ASSIGNMENT OF PRODUCTION

Section 4.1 Assignment and Additional Security. In addition to the conveyance to Trustee herein made and to additionally secure the Obligation, Grantor has, effective as of 7:00 o’clock a.m., local time, on May 15, 2008, at the site of each of the Subject Leases, ASSIGNED, TRANSFERRED AND CONVEYED, and does hereby ASSIGN, TRANSFER AND CONVEY, unto Beneficiary all of the following:

(a) All Hydrocarbons, and the proceeds therefrom and products obtained or processed therefrom (such proceeds and products being herein called “Proceeds”), produced and to be produced from the Mortgaged Property, and all Rights of Grantor to security interests and Liens securing payment of Proceeds, including, without limitation, those security interests and Liens provided for in §9.343 of the Code. Grantor hereby authorizes and empowers Beneficiary to demand, collect and receive such Hydrocarbons and Proceeds, to endorse and cash any checks and drafts payable to Grantor or Beneficiary for the account of Grantor received from or in connection with such Hydrocarbons and Proceeds, to execute any release, receipt, division order, transfer order, and relinquishment or other instrument that may be required or necessary to collect and receive such Hydrocarbons and Proceeds, and to exercise any Rights as the holder of security interests and Liens securing payment of Proceeds. Grantor hereby authorizes and directs all pipeline companies, gathering companies, and others purchasing such Hydrocarbons or having in their possession any such Hydrocarbons or Proceeds, to pay and deliver to Beneficiary all such Hydrocarbons and Proceeds. Grantor agrees that all division orders, transfer orders, receipts and other instruments which Beneficiary may from time to time execute and deliver for the purpose of collecting or receipting for Hydrocarbons or Proceeds may be relied upon in all respects and that the same shall be binding upon Grantor and Grantor’s Successors. Grantor agrees to execute and deliver all necessary, convenient and appropriate instruments, including transfer and division orders, which may be required by Beneficiary in connection with the receipt by Beneficiary of such Hydrocarbons or Proceeds and to indemnify and keep and hold Beneficiary free and harmless from all parties whomsoever having or claiming an adverse interest in such Hydrocarbons and Proceeds and in this respect agrees to pay all expenses, costs, charges and attorneys’ fees that may be incurred by Beneficiary as to any of such matters.

(b) All proceeds hereafter payable to or to become payable to Grantor or to which Grantor is entitled under all gas sales or exchange contracts, all oil, distillate, or condensate sales or exchange contracts, all gas transportation contracts, and all gas processing contracts now or hereafter to become a part of the Mortgaged Property.

(c) All amounts, sums, revenues, and income which become payable to Grantor from any of the Mortgaged Property (including any after-acquired properties) or under any contract, present or future, relating to, any gas pipeline system and processing plant or unit now or hereafter constituting a part of the Mortgaged Property.

(d) All lease bonus, delay rentals, royalties and shut-in gas royalties which become payable to Grantor from any of the Mortgaged Property.

Section 4.2 Transfer Orders. Grantor agrees to execute such transfer orders, payment orders, division orders and other instruments as may be needed by Beneficiary or requested by it incident to its having all assigned payments made direct to it at its office in Midland, Texas. Grantor hereby authorizes and directs all such pipeline companies, purchasers, transporters and other parties owing moneys to Grantor under contracts herein assigned, to pay such amounts direct to Beneficiary as follows:

AMERICAN STATE BANK
620 North Grant Avenue
Odessa, Texas 79761

and such authorization shall continue until this Deed of Trust is released. Beneficiary is authorized to collect, receive, and give receipt for all such amounts, and no party making payment shall have any responsibility to see to the application of any funds paid to the Beneficiary but shall be fully protected in making such payment to Beneficiary under the assignments herein contained. Should Beneficiary bring suit against any third party for collection of any amounts or sums included within this assignment (and Beneficiary shall have the right to bring any such suit), it may sue either in its own name or in the name of Grantor.

Section 4.3 Payment of Proceeds. In the event that, for its convenience, Beneficiary should elect with respect to particular properties or contracts not to exercise immediately its right to receive Hydrocarbons or proceeds, then the purchasers or other persons obligated to make such payment shall continue to make payment to Grantor until such time as written demand has been made upon them by Beneficiary or Trustee that payment be made directly to Beneficiary. Such failure to notify shall not in any way waive the right of Beneficiary to receive any payments not theretofore paid out to Grantor before the giving of written notice. In this regard, in the event payments are made directly to Beneficiary, and then, at the request of Beneficiary payments are, for a period of time, paid to Grantor, Beneficiary shall nevertheless have the right, effective upon written notice, to require that future payments be again made to Beneficiary.

Section 4.4 Proceeds Held in Trust by Grantor. If under any existing gas sales or exchange agreements or products sales or exchange contracts, other than division orders or transfer orders, or under any gas transportation contract, any proceeds are required to be paid by the purchaser or transporter direct to Grantor so that under such existing agreements payment cannot be made to Beneficiary in the absence of foreclosure, then Grantor’s interest in all proceeds under such sales agreement and in all other proceeds which for any reason may be paid to Grantor shall, when received by Grantor, constitute trust funds in his hands and shall be immediately paid over to Beneficiary, if Beneficiary has requested that such payments be delivered to it under this assignment.

Section 4.5 Limitation of Liability of Beneficiary and Trustee. Beneficiary is hereby absolved from all liability for failure to enforce collection of the proceeds and amounts assigned under Section 4.1 above and from all other responsibility in connection therewith, except the responsibility to account to the person legally entitled thereto (by application upon the Obligation or otherwise) for funds actually received. Grantor agrees to indemnify and hold harmless Trustee and Beneficiary against any and all liabilities, actions, claims, judgments, costs, charges, and attorney’s fees by reason of the assertion that they or either of them have received, either before or after payment and performance in full of the Obligation, funds from the production of hydrocarbons claimed by third persons, and the Trustee and Beneficiary shall each have the right to compromise and adjust any such claims, actions, and judgments, and in addition to the rights to be indemnified as herein provided, all amounts paid by Trustee or by Beneficiary in compromise, satisfaction, or discharge of any such claim, action or judgment, and all court costs, attorney’s fees, and other expenses of every character incurred by Trustee or by Beneficiary, pursuant to the provisions of this section, shall be demand obligations owing by Grantor and shall bear interest at the Highest Lawful Rate from date of expenditure until paid and shall be secured by the liens created and granted by this Deed of Trust.

Section 4.6 Duty to Pay Obligation. Nothing contained herein shall limit Grantor’s absolute duty to make payment when due of the Obligation when the Proceeds received by Beneficiary pursuant to Section 4.1 hereof are insufficient to pay the same, and receipt of Proceeds under said Section 4.1 shall be in addition to all other security now or hereafter existing to secure payment of the Obligation.

ARTICLE 5
FINANCING STATEMENT

Section 5.1 Effective as a Financing Statement. This Deed of Trust covers goods which are or are to become fixtures on the real property described herein. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real property records of each county in which any part of the Mortgaged Properties (including said fixtures) is situated. This Deed of Trust shall also be effective as a financing statement covering as-extracted collateral, minerals or the like (including oil and gas) and accounts arising out of the sale at the wellhead or minehead of the wells or mines located on the Mortgaged Properties of oil, gas, or other minerals in which Grantor has an interest before extraction, and is to be filed for record in the real property records of each county in which any part of the Mortgaged Properties is situated. The Grantor is the debtor. This Deed of Trust shall also be effective as a financing statement covering any other Property and may be filed in any other appropriate filing or recording office. The mailing address of Grantor is the address of the Beneficiary from which information concerning the security interests hereunder may be obtained is the address of the Beneficiary set forth in Section 6.10 of this Deed of Trust. Grantor is a general partnership, organized under the laws of the State of Texas.

Section 5.2 Reproduction of Deed of Trust as Financing Statement. A photographic or other reproduction of this Deed of Trust or of any financing statement relating to this Deed of Trust shall be sufficient as a financing statement for any of the purposes referred to in Section 5.1.

Section 5.3 Notice to Account Debtors. In addition to the rights granted in Article 4 hereof, the Beneficiary may at any time notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness included in the Collateral to pay the Beneficiary directly.

Section 5.4 Filing of Financing Statement. The Beneficiary shall have the right, without the consent or joinder of the Grantor, to execute and file with any governmental authority such financing statements, financing statement amendments and continuation statements as may, in the sole discretion of the Beneficiary, be necessary or advisable to maintain, perfect or otherwise evidence the Lien of the Beneficiary in and to any of the Mortgaged Property. The Grantor, as Debtor, hereby expressly authorizes the Beneficiary, as Secured Party, to file any such financing statement without the signature of the Grantor to the extent permitted by applicable law.

ARTICLE 6
MISCELLANEOUS

Section 6.1 Release. If the Obligation is paid and performed in full in accordance with the terms of this Deed of Trust and the Notes and other security instruments and documents and writings evidencing or securing all or any part of the Obligation, and if Grantor shall well and truly perform all of Grantor’s covenants contained herein, then this conveyance shall be released at Grantor’s request and expense; otherwise, it shall remain in full force and effect, provided, however, that Grantor’s warranties and indemnities contained in this Deed of Trust shall survive the payment and performance of the Obligation and the release of this Deed of Trust.

Section 6.2 Rights Cumulative. All rights and liens herein expressly conferred are cumulative of all other rights and liens herein, or by law or in equity provided, or provided in any other security instruments, and shall not be deemed to deprive Beneficiary or Trustee of any such other legal or equitable rights and liens by judicial proceedings, or otherwise, appropriate to enforce the conditions, covenants and terms of this Deed of Trust and other security instruments, and the employment or enforcement of any rights hereunder, or otherwise, shall not prevent the concurrent or subsequent employment or enforcement of any other rights.

Section 6.3 Waivers. Any and all covenants in this Deed of Trust may from time to time, by instrument in writing signed by Beneficiary and delivered to Grantor, be waived to such extent and in such manner as Beneficiary may desire, but no such waiver shall ever affect or impair Beneficiary’s rights and liens hereunder, except to the extent specifically stated in such written instruments.

Section 6.4 Sale of Mortgaged Property. In the event Grantor or any of Grantor’s successors conveys any interest in the Mortgaged Property, or in any part thereof, to any other party, Beneficiary may, without notice to Grantor or Grantor’s successors, deal with any owner of any part of the Mortgaged Property with reference to this Deed of Trust and the Obligation, either by way of forbearance on the part of Beneficiary, or extension of time of payment of the Obligation, or release of all or any part of the Mortgaged Property, or any other property securing payment and performance of the Obligation, without in any way modifying or affecting Beneficiary’s rights and liens hereunder or the liability of Grantor or any other party liable for payment and performance of the Obligation, in whole or in part; provided, that no action taken or omitted to be taken by Beneficiary under this Section 6.4 shall be deemed a waiver of any default occurring by reason of any such conveyance.

Section 6.5 Condemnation Sale. Beneficiary shall be entitled to receive any and all sums which may be awarded or become payable to Grantor for the condemnation of the Mortgaged Property, or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for damages caused by public works or construction on or near the Mortgaged Property. All such sums are hereby assigned to Beneficiary, and Grantor shall, upon request of Beneficiary, make, execute, acknowledge and deliver any and all additional assignments and documents as may be necessary from time to time to enable Beneficiary to collect and receipt for any such sums. Beneficiary shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums.

Section 6.6 Renewals of Indebtedness. It is understood and agreed that the proceeds of the Notes or of any further loans or advances, to the extent the same are utilized to renew or extend any indebtedness or take up any outstanding liens against the Mortgaged Property, or any portion thereof, have been advanced by Beneficiary at Grantor’s request and upon Grantor’s representation that such amounts are due and payable. Beneficiary shall be subrogated to any and all rights and liens owned or claimed by any owner or holder of such outstanding rights and liens, however remote, regardless of whether such rights and liens are acquired by assignment or are released by the holder thereof upon payment.

Section 6.7 Waiver of Marshaling. Grantor hereby waives all rights of marshaling in the event of any foreclosure of the liens hereby created.

Section 6.8 Number and Gender of Words, Etc. Whenever herein the singular number is used, the same shall include the plural where appropriate, and vice versa, and words such as “herein,” “hereof,” “hereinafter,” and other words of similar import shall refer to this Deed of Trust and not to any particular section or portion hereof, and words of any gender shall include each other gender where appropriate.

Section 6.9 Headings. The captions, headings, and arrangements used in this Deed of Trust are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

Section 6.10 Notices. Whenever this Deed of Trust requires or permits any consent, approval, notice, request or demand from one party to another, the consent, approval, notice, request, or demand must be in writing to be effective and shall be deemed to have been given on the day personally delivered or, if mailed, on the day it is enclosed in an envelope, properly stamped, sealed and deposited in a post office or official depository maintained by the United States Postal Service, certified mail, return receipt requested, addressed to the party to be notified at the address stated below (or at such other address as may have been designated by written notice):

If to Grantor: If to Beneficiary:	PERMIAN LEGEND PETROLEUM LP 3327 West Wadley Avenue, Suite 3, #267 Midland, Texas 79707 AMERICAN STATE BANK 620 North Grant Avenue Odessa, Texas 79761

Section 6.11 Governing Law. THIS DEED OF TRUST IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF SUCH STATE AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS DEED OF TRUST. HOWEVER, ANYTHING IN THIS DEED OF TRUST TO THE CONTRARY NOTWITHSTANDING, THE SUBSTANTIVE LAWS OF THE STATES OF TEXAS RELATING TO THE VALIDITY, CONSTRUCTION AND INTERPRETATION OF THE OBLIGATION AND TO USURY AND PERMISSIBLE INTEREST AND SIMILAR CHARGES AND AMOUNTS SHALL GOVERN ALL ASPECTS OF THIS DEED OF TRUST.

Section 6.12 Invalid Provisions. If any provision of this Deed of Trust is invalid or unenforceable in any jurisdiction applicable to this Deed of Trust, then, to the extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Beneficiary in order to carry out the intentions of the parties hereto as nearly may be possible; and (b) the invalidity or unenforceability of such provision in any jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction. If the rights and liens created by this Deed of Trust shall be invalid or unenforceable as to any part of the Obligation, the unsecured portion of the Obligation shall be completely paid prior to the payment of the remaining and secured portion of the Obligation, and all payments made on the Obligation shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Obligation.

Section 6.13 Definitions. In addition to the terms defined elsewhere herein, as used herein, the following terms shall have the meanings indicated:

“Advance Payment Contract” means any contract with another person or party (the “Other Party”) whereby Grantor either (i) receives or becomes entitled to receive (either directly or to a third party for Grantor’s account or benefit) any payment (an “Advance Payment”) which the Other Party may require to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from any of the Mortgaged Property and which Advance Payment is paid or to be paid in advance of actual delivery of such production to or for the account of the Other Party regardless of such production, or (ii) grants an option or right of refusal to such Other Party to purchase and take delivery of such production, and, in either of the foregoing instances, regardless of whether the Advance Payment may be applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production. Inclusion of the standard “take or pay” provision in any gas sales or purchase contract shall not, in and of itself, constitute such contract an “Advance Payment Contract” for the purposes hereof.

“Code” means the applicable Uniform Commercial Code, if any, of each state where any of the Mortgaged Property is situated.

“Collateral” has the meaning given such term on page 2 hereof.

“Deed of Trust” has the meaning given such term in Article 1 hereof.

“Default” has the meaning given such term in Section 3.1 hereof.

“Disposal or Disposed” shall have the meanings specified in RCRA.

“Environmental Laws” means the following: the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq. (“CERCLA”), the Toxic Substance Control Act, 15 U.S.C. §§ 2601 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Clean Water Act, 33 U.S.C. §§ 1251 et seq., and any other Law regulating or imposing liability for or standards of conduct concerning the release or disposal of any Hazardous Material or relating to pollution or the protection of the environment, including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or other Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), health, industrial hygiene, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, removal, cleanup, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or other Hazardous Materials.

“Grantor” means PERMIAN LEGEND PETROLEUM LP, a Texas limited partnership.

“Grantor’s Successors” means each and all of the immediate and remote successors, assigns, heirs, executor, administrators, and legal representatives of Grantor.

“Hazardous Material” shall mean any flammable explosive, radioactive material, hazardous waste, toxic substance or related material and any other substance or material defined or designated as a hazardous or toxic substance, material or waste by any Law presently in effect or as amended or promulgated in the future and shall include, without limitation:

(i) those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq., and in the regulations promulgated pursuant thereto;

(ii) those substances defined as “hazardous wastes” or as “hazardous substances” in applicable state Law and in the regulations promulgated pursuant thereto;

(iii) those substances listed by the Environmental Protection Agency as hazardous substances;

(iv) such other substances, materials and wastes which are or become regulated under applicable Law or which are classified as hazardous or toxic under Laws; and

(v) any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls or (D) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. §§ 1251 et seq. (33 U.S.C. §§ 1321), or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. §§ 1317).

“Highest Lawful Rate” means the maximum nonusurious rate of interest which Beneficiary is allowed from time to time to contract for, charge, take, reserve, or receive on notes or other indebtedness owed to Beneficiary, as the case may be, under Laws applicable to the Notes or other indebtedness owing to the Beneficiary which are presently in effect or, to the extent allowed by applicable Law, under such applicable Laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable Laws now allow, after taking into account, to the extent required by applicable laws, any and all relevant payments or charges under the Notes. For purposes of such determination, the “Highest Lawful Rate” shall mean the greater of (a) the maximum rate of interest from time to time permitted under the laws of the United States of America (including without limitation the rate of interest permitted to be charged under 12 U.S.C. §85), and (b) the maximum rate of interest permitted to be charged under the laws of the State of Texas.

“Holder” means any present or future holder of the Obligation or any part thereof.

“Hydrocarbons” has the meaning given such term in Paragraph III.

“Land” has the meaning given such term in Paragraph VI.

“Laws” means all applicable constitution, treaties, statues, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States or of any state, commonwealth, county, parish, municipality, or tribunal.

“Lien” means any lien, mechanic’s lien, materialman’s lien, pledge, conditional sale agreement, title retention agreement, financing lien, production payment, security interest, mortgage, deed of trust or other encumbrance, whether arising by agreement or under law.

“Mortgaged Property” has the meaning given such term on page 1 hereof.

“Note” or “Notes” has the meaning given to such term in Section 1.2 hereof.

“Obligation” has the meaning given such term in Article I hereof.

“Other security instrument” has the meaning given such term in Section 1.4 hereof.

“Person” means any individual, firm, corporation, association, partnership, joint venture, company, trust, tribunal or other entity.

“Personal Property” has the meaning given such term in Paragraph V.

“Proceeds” has the meaning given such term in Section 4.1(a) hereof.

“Release” shall have the meanings specified in CERCLA.

“Rights” means rights, remedies, powers, and privileges.

“Sale” has the meaning given such term in Subsection 3.2(h) hereof.

“Section” means a section of this Deed of Trust, unless specifically indicated otherwise.

“Subject Contracts” has the meaning given such term in Paragraph IV.

“Subject Easements” has the meaning given such term in Paragraph V.

“Subject Interests” has the meaning given such term in Paragraph I and II.

“Subject Leases” has the meaning given such term in Paragraph I.

“Taxes” means all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings or other similar charges from time to time or at any time imposed by any law or any tribunal.

“Tribunal” means any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish or municipality, whether now or hereafter constituted and/or existing.

“Trustee” means the person who is at the time the duly appointed trustee or successor or substitute trustee under this Deed of Trust at the time in question.

Section 6.14 Form of Deed of Trust. This instrument may be construed and enforced from time to time whether within the State of Texas, and elsewhere outside the State of Texas, as a mortgage, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them as may be appropriate under applicable laws, in order fully to effectuate the lien hereof and the purposes and agreements herein set forth. Insofar as this instrument is a security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them as may be appropriate under applicable laws, in order fully to effectuate the lien hereof and the purposes and agreements herein set forth, Grantor is the debtor and Beneficiary is the secured party. The addresses shown in Section 6.10 are the addresses of the debtor and secured party and information concerning the security interest granted hereby may be obtained from the secured party at such address. Without in any manner limiting the generality of any of the foregoing provisions hereof: (a) some portions of the goods described or to which reference is made herein are or are to become fixtures on the Land described or to which reference is made herein; (b) the minerals and the like (including oil and gas) included in the Mortgaged Property and the accounts resulting from the sale thereof will be financed at the wellhead(s) or minehead(s) or the well(s) or mine(s) located on the Land described or to which reference is made herein; and (c) this instrument is to be filed of record in the real estate records in the counties in which any portion of the Mortgaged Property is situated as a financing statement but the failure to do so will not otherwise affect the validity or enforceability of this instrument.

Section 6.15 Restatement of Prior Mortgage. If Schedule 1 is attached hereto, the Notes described in Section 1.2 is given in renewal and extension of indebtedness outstanding under the promissory Notes described in and secured by the instruments set forth in Schedule 1 attached hereto and made a part hereof (as amended and supplemented to the date hereof, the “Prior Mortgages”). It is the desire and intention of Grantor and Beneficiary to renew and extend all liens, rights, powers, privileges, superior titles, estate and security interests existing by virtue of the Prior Mortgages and in connection therewith, it is understood and agreed that this Mortgage restates and amends each of the Prior Mortgages in its entirety. This Mortgage renews and extends all liens, rights, powers, privileges, superior titles, estates and security interests existing by virtue of each of the Prior Mortgages without interruption or lapse, but the terms, provisions, and conditions of such liens, powers, privileges, superior titles, estates and security interests shall hereafter be governed in all respects by this Mortgage and any amendments or supplements thereto.

Section 6.16 Multiple Counterparts. This Deed of Trust has simultaneously been executed in a number of identical counterparts, each of which shall be deemed an original, and all of which are identical, except that in order to facilitate recordation, portions of Exhibit “A” hereto which describe Mortgaged Property situated in counties other than the particular county in which a counterpart hereof is being recorded may be omitted from such counterpart.

Section 6.17 Binding Effect. This Deed of Trust is binding upon Grantor and Grantor’s successors and shall inure to the benefit of Beneficiary and their respective successors and assigns, and the provisions hereof shall likewise be covenants running with the Land. The duties, covenants, conditions, obligations, and warranties of Grantor in this Deed of Trust shall be joint and several obligations of Grantor and Grantor’s successors. Each and every party who signs this Deed of Trust, other than Beneficiary, and each and every subsequent owner of the Mortgaged Property, or any part thereof, jointly and severally covenants and agrees that he or it will perform, or cause to be performed, each and every condition, term, provision, and covenant of this Deed of Trust.

Effective as of May 15, 2008, but executed the day of acknowledgment.

PERMIAN LEGEND PETROLEUM LP, a Texas limited partnership

3327 West Wadley Avenue, Suite 3, #267
Midland, Texas 79707	By:	Permian Legend LLC, its general partner
By: /s/ Lisa P. Hamilton—

Lisa P. Hamilton, Manager
By: /s/ Ronnie L. Steinocher—

Ronnie L. Steinocher, Manager
GRANTOR
620 North Grant Avenue Odessa, Texas 79761		AMERICAN STATE BANK

By: /s/ Mike Marshall

Mike Marshall

Executive Vice President

BENEFICIARY

THE STATE OF TEXAS COUNTY OF MIDLAND	§ § §

This instrument was acknowledged before me on the        day of May 2008, by Lisa P. Hamilton, Manager of Permian Legend LLC, a Texas limited liability company, acting as the General Partner of PERMIAN LEGEND PETROLEUM LP, a Texas limited partnership, on behalf of said limited liability company and limited partnership.

Notary Public, State of Texas

THE STATE OF TEXAS COUNTY OF MIDLAND	§ § §

This instrument was acknowledged before me on the        day of May 2008, by Ronnie L. Steinocher, Manager of Permian Legend LLC, a Texas limited liability company, acting as the General Partner of PERMIAN LEGEND PETROLEUM LP, a Texas limited partnership, on behalf of said limited liability company and limited partnership.

Notary Public, State of Texas

THE STATE OF TEXAS COUNTY OF MIDLAND	§ § §

This instrument was acknowledged before me on the        day of May 2008, by Mike Marshall, Executive Vice President of American State Bank, a Texas banking association, on behalf of said association.

Notary Public, State of Texas